Exhibit 10.6

CALL OPTION AGREEMENT

ON

GANSU QILIANSHAN PHARMACEUTICAL CO., LTD.

AMONG

[Shareholder’s Name]

AND

CHENGDU QILIAN TRADING CO., LTD.

[Date]

CALL OPTION AGREEMENT

This CALL OPTION AGREEMENT (this “AGREEMENT”) is entered into as of 【    , 2019】(“SIGNING DATE”) in Jiuquan City, the People’s Republic of China (“CHINA” or “PRC”) by and among the following Parties:

(1) [Shareholder’s Name] (“PARTY A” or “SHAREHOLDER”), a Chinese citizen,

IDENTITY CARD NUMBER:

(2) CHENGDU QILIAN TRADING CO., LTD. (“CHENGDU QILIAN TRADING”), a wholly foreign-owned enterprise legally established and existing under the laws of PRC,

REGISTERED ADDRESS: 3rd Floor, Building F-19, Qingyang Industrial Headquarters Base, No. 189 Tengfei Avenue, Qingyang District, Chengdu City, Sichuan Province.

(3) GANSU QILIANSHAN PHARMACEUTICAL CO., LTD. ("Gansu QLS" or "TARGET COMPANY"), a limited liability company legally established and existing under the laws of PRC,

REGISTERED ADDRESS: Jiuquan Economic and Technological Development Zone, Jiuquan City, Gansu Province, People’s Republic of China.

(The Shareholders and Chengdu Qilian Trading hereinafter shall be individually referred to as a "PARTY" and collectively referred to as the "PARTIES".)

WHEREAS

1. Party A is the enrolled shareholders of Gansu QLS legally holding [Number] shares;

2. Party A intends to transfer to Chengdu Qilian Trading /or any other entity/natural person designated by it, and Chengdu Qilian Trading is willing to accept, all the Target Company Assets and/or all their respective equity interest in the Target Company, to the extent not violating PRC Law.

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3. In order to conduct the above transfer, Party A and the Target Company agree to jointly grant Chengdu Qilian Trading an irrevocable call option for equity and asset transfer (hereinafter collectively the "CALL OPTION"), under which and to the extent permitted by PRC Law, Party A and the Target Company shall on demand of Chengdu Qilian Trading transfer the Option Equity or the assets to Chengdu Qilian Trading and/or any other entity or individual designated by it in accordance with the provisions contained herein.

THEREFORE, the Parties hereby have reached the following agreement upon mutual consultations:

ARTICLE 1 - DEFINITION

1.1 Except as otherwise construed in the context, the following terms in this Agreement shall be interpreted to have the following meanings:

"PRC LAW" shall mean the then valid laws, administrative regulations, administrative rules, local regulations, judicial interpretations and other binding regulatory documents of the People's Republic of China.

"EQUITY CALL OPTION" shall mean the call option the Party A grant to Chengdu Qilian Trading for purchase of the Target Company’s equity, according to provisions and conditions of this Agreement.

"OPTION EQUITY" shall mean, in respect of each of the Party A, all of the equity interest held thereby in the Target Company Registered Capital; in respect of all the Shareholders, 100% of the equity interest in the Target Company Registered Capital.

"ASSET CALL OPTION" shall mean the call option the Party A grant to Chengdu Qilian Trading for purchase of the Target Company’s assets, according to provisions and conditions of this Agreement.

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"TARGET COMPANY REGISTERED CAPITAL" shall mean all the registered capital of the Target Company as of the execution date of this Agreement, i.e., RMB 76,800,000.00 which shall include any expanded registered capital as the result of any capital increase within the term of this Agreement.

"TRANSFERRED EQUITY" shall mean the equity of Target Company which Chengdu Qilian Trading has the right to require the Shareholders to transfer to it or its designated entity or individual when Chengdu Qilian Trading exercises its Equity Call Option in accordance with Article 3 herein, the amount of which may be all or part of the Option Equity and the details of which shall be determined by Chengdu Qilian Trading at its sole discretion in accordance with the then valid PRC Law and from its commercial consideration.

"TRANSFERRED ASSET" shall mean the assets and liabilities of Target Company which Chengdu Qilian Trading has the right to require the Shareholders to transfer to it or its designated entity or individual when Chengdu Qilian Trading exercises its Transferred Asset Option in accordance with Article 3 herein, the amount of which may be all or part of the Target Company’s assets and liabilities and the details of which shall be determined by Chengdu Qilian Trading at its sole discretion in accordance with the then valid PRC Law and from its commercial consideration.

"EXERCISE OF OPTION" shall mean Chengdu Qilian Trading exercising its Equity Call Option and/or Asset Call Option.

"TRANSFER PRICE" shall mean all the consideration that Chengdu Qilian Trading or its designated entity or individual is required to pay to the Shareholders in order to obtain the Transferred Equity/Asset upon each Exercise of Option, as defined in Article 2.2 of this Agreement.

"BUSINESS PERMITS" shall mean any approvals, permits, filings, registrations etc. which Gansu QLS is required to have for legally and validly operating its businesses, including but not limited to the Business License of the Cooperate Legal Person, the Tax Registration Certificate and such other relevant licenses and permits as required by the then PRC Law.

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"TARGET COMPANY ASSETS" shall mean, in respect of any Target Company, all the tangible and intangible assets which such Target Company owns or has the right to use during the term of this Agreement, including but not limited to any immoveable and moveable assets, and such intellectual property rights as trademarks, copyrights, patents, proprietary know-how, domain names and software use rights.

"THE EXCLUSIVE SERVICE AGREEMENT" shall mean the Exclusive Service Agreement entered into among the Target Company and Chengdu Qilian Trading dated [Date].

"MATERIAL AGREEMENT" shall mean an agreement to which any Target Company is a party and which has a material impact on the businesses or assets of the Target Company.

"CHINA" shall mean People’s Republic of China (excluding Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan Region).

1.2 The references to any PRC Law (the "Law") herein shall be deemed:

(1) to include the references to the amendments, changes, supplements and reenactments of such law, irrespective of whether they take effect before or after the formation of this Agreement; and

(2) to include the references to other decisions, notices or regulations enacted in accordance therewith or effective as a result thereof.

1.3 Except as otherwise stated in the context herein, all references to an Article, clause, item or paragraph shall refer to the relevant part of this Agreement.

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ARTICLE 2 - GRANT OF CALL OPTION

2.1 Party A agree that the Shareholders and the Target Company exclusively grant hereby irrevocably and without any additional conditions with an Equity Call Option and an Asset Call Option (hereinafter collectively the "CALL OPTION") , under which Chengdu Qilian Trading shall have the right to require the Shareholders to transfer the Option Equity, or the Target Company to transfer the Transferred Asset to Chengdu Qilian Trading or its designated entity or individual in such method as set out herein and as permitted by PRC Law. Chengdu Qilian Trading also agrees to accept such Call Option.

2.2 In case of Chengdu Qilian Trading exercising the call option in its sole discretion upon the occurrence of the situation in which such call option exercise become feasible under the relevant laws in PRC, any additional consideration paid other than the $1.00 which may be required under the laws of China to effect such purchase to comply with such legal formalities shall be either canceled or returned to Chengdu Qilian Trading immediately with no additional compensation to Party A or the Target Company. Party A and the Target Company hereby acknowledge the purpose of such provisions and hereby agrees and authorizes Chengdu Qilian Trading to take any and all actions to effect such transaction and agrees irrevocably to execute any and all documents and instruments and authorize Chengdu Qilian Trading's relevant officers to sign on his or her behalf and hereby gives Chengdu Qilian Trading and any of its relevant officers a proxy to execute and deliver such documents and instruments to effect the purpose of this provision and hereby waives any defense or claim of causes of action to challenge or defeat this provision.

ARTICLE 3 - METHOD OF EXERCISE OF OPTION

3.1 To the extent permitted by PRC Law, Chengdu Qilian Trading shall have the sole discretion to determine the specific time, method and times of its Exercise of Option.

3.2 If the then PRC Law permits Chengdu Qilian Trading and/or other entity or individual designated by it to hold all the equity interest of Target Company, then Chengdu Qilian Trading shall have the right to elect to exercise all of its Equity Call Option at once, where Chengdu Qilian Trading and/or other entity or individual designated by it shall accept all the Option Equity from the Party A at once; if the then PRC Law permits Chengdu Qilian Trading and/or other entity or individual designated by it to hold only part of the equity in Target Company, Chengdu Qilian Trading shall have the right to determine the amount of the Transferred Equity within the extent not exceeding the upper limit of shareholding ratio set out by the then PRC Law (hereinafter the "SHAREHOLDING LIMIT"), where Chengdu Qilian Trading and/or other entity or individual designated by it shall accept such amount of the Option Equity from the Shareholders. In the latter case, Chengdu Qilian Trading shall have the right to exercise its Call Option at multiple times in line with the gradual deregulation of PRC Law on the permitted Shareholding Limit, with a view to ultimately acquiring all the Option Equity.

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3.3 On deciding each Exercise of Option, Chengdu Qilian Trading shall issue to Party A or the Target Company a notice for exercising the Equity Call Option or the Asset Call Option (hereinafter the "EXERCISE NOTICE", the form of which is set out as AppendixⅠ hereto). The Party A and the Target Company shall, upon receipt of the Exercise Notice, forthwith transfer all the Transferred Equity or the Transferred Asset in accordance with the Exercise Notice to Chengdu Qilian Trading and/or other entity or individual designated by it.

3.4 Party A hereby severally undertakes and guarantees that once Chengdu Qilian Trading issues the Exercise Notice:

(1) Party A shall immediately hold or request to hold a shareholders' meeting of the Target Company and adopt a resolution through the shareholders' meeting, and take all other necessary actions to agree to the transfer of all the Option Equity or Target Company Assets required by the Exercise Notice to Chengdu Qilian Trading and/or other entity or individual designated by it at the Transfer Price and waive the possible preemption;

(2) Party A or the Target Company shall immediately enter into an equity transfer agreement or asset transfer agreement with Chengdu Qilian Trading and/or other entity or individual designated by it;

(3) Party A and the Target Company shall provide Chengdu Qilian Trading with necessary support (including providing and executing all the relevant legal documents, processing all the procedures for government approvals and registrations and bearing all the relevant obligations) in accordance with the requirements of Chengdu Qilian Trading and of the laws and regulations, in order that Chengdu Qilian Trading and/or other entity or individual designated by it may take all the Transferred Equity or Transferred Asset free from any legal defect.

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ARTICLE 4 - TRANSFER PRICE

4.1 Chengdu Qilian Trading and other entity or individual designated by it shall pay the Transfer Price to Party A who has transferred the Transferred Equity or the Target Company. Chengdu Qilian Trading shall have the right to elect to pay the purchase price by settlement of certain credits held by it or its affiliates to the shareholders or the Target Company.

4.2 If there exists any regulatory provision with respect to Transfer Price under the then PRC Law, Chengdu Qilian Trading or its designated entity or individual shall be entitled to determine the lowest price permitted by PRC Law as the Transfer Price.

ARTICLE 5 - REPRESENTATIONS AND WARRANTIES

5.1 Party A hereby severally represents and warrants as follows:

(1) Party A is a PRC citizen with full capacity, with full and independent legal status and legal capacity to execute, deliver and perform this Agreement, and may act independently as a litigant party;

(2) This Agreement is executed and delivered by Party A legally and properly;

(3) Party A is the enrolled legal owner of the Option Equity as of the effective date of this Agreement, and except the rights created by the Shareholders' Voting Rights Proxy Agreement (the "PROXY AGREEMENT") entered into by Party A, the Target Company and Chengdu Qilian Trading as of the same date with this Agreement, there is no lien, pledge, claim and other encumbrances and third party rights on the Option Equity;

(4) In accordance with this Agreement, Chengdu Qilian Trading and/or other entity or individual designated by it may, after the Exercise of Option, obtain the proper title to the Transferred Equity free from any lien, pledge, claim and other encumbrances and third party rights;

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(5) Party A has full power and authorization to execute and deliver this Agreement and all the other documents to be entered into by it in relation to the transaction referred to herein, and it has the full power and authorization to complete the transaction referred to herein. The execution, delivery and performance of this Agreement, as well as completion of transaction, do not violate regulations of the PRC Law, or any binding agreement, contract or other arrangement made with any third party.

5.2 The Target Company hereby represents and warrants as follows:

(1) The Target Company is a limited liability company operation duly registered and validly existing under PRC Law, with independent status as a legal person; it has full and independent legal status and legal capacity to execute, deliver and perform this Agreement, and may act independently as a subject of actions;

(2) The Target Company has full power and authorization to execute and deliver this Agreement and all the other documents to be entered into by it in relation to the transaction referred to herein, and it has the full power and authorization to complete the transaction referred to herein;

(3) This Agreement is executed and delivered by the Target Company legally and properly. This Agreement constitutes legal and binding obligations on it. The execution, delivery and performance of this Agreement, as well as completion of transaction, do not violate regulations of the PRC Law, or any binding agreement, contract or other arrangements made with any third party;

(4) The Target Company is the enrolled legal shareholder of the Target Company Asset when this Agreement comes into effect, and there is no lien, pledge, claim and other encumbrances and third party rights on the Target Company Asset;

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(5) In accordance with this Agreement, Chengdu Qilian Trading and/or other entity or individual designated by it may, upon the Exercise of Option, obtain the proper title to the Transferred Asset free from any lien, pledge, claim and other encumbrances and third party rights;

(6) The Target Company shall obtain complete Business Permits as necessary for its operations upon this Agreement taking effect. Target Company has conducted its business legally since its establishment and has not incurred any cases which violate or may violate the regulations and requirements set forth by the departments of commerce and industry, tax, culture, quality technology supervision, labor and social security and other governmental departments or any major disputes in respect of breach of contract.

5.3 Chengdu Qilian Trading hereby represents and warrants as follows:

(1) Chengdu Qilian Trading is a company with limited liability properly registered and legally existing under PRC Law, with an independent status as a legal person. Chengdu Qilian Trading has full and independent legal status and legal capacity to execute, deliver and perform this Agreement and may act independently as a subject of actions;

(2) Chengdu Qilian Trading has full power and authorization to execute and deliver this Agreement and all the other documents to be entered into by it in relation to the transaction referred to herein, and it has the full power and authorization to complete the transaction referred to herein.

ARTICLE 6 - UNDERTAKINGS BY THE SHAREHOLDERS AND

THE TARGET COMPANY

The Shareholders and the Target Company hereby individually undertake within the term of this Agreement as follows:

6.1 the Shareholders must ensure that the Target Company would validly exist and prevent it from being terminated, liquidated or dissolved, and take all necessary measures to ensure that Target Company is able to obtain all the Business Permits necessary for its business in a timely manner and all the Business Permits remain in effect at any time.

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6.2 the Shareholders hereby individually undertake within the term of this Agreement that without the prior written consent by Chengdu Qilian Trading,

(1) no Shareholders shall transfer or otherwise dispose of any Option Equity or create any encumbrance or other third party rights on any Option Equity;

(2) it shall not increase or decrease the Target Company Registered Capital, or otherwise cause or agree with Target Company’s division or consolidation with any other entity;

(3) it shall not dispose of or cause the management of Target Company to dispose of any assets, business, revenue or other legal rights of Target Company, or permit creating any encumbrance or other third party's interest on such assets, business, revenue or other legal rights (except as occurs during the arm's length or operations or daily operation);

(4) it shall not terminate or cause the management of Target Company to terminate any Material Agreements entered into by Target Company, or enter into any other Material Agreements in conflict with the existing Material Agreements;

(5) it shall not appoint or cancel or replace any executive directors or members of board of directors (if any), supervisors or any other management personnel of Target Company to be appointed or dismissed by the Shareholders;

(6) it shall not individually or collectively cause each Target Company to conduct any transactions that may substantively affect the asset, liability, business operation, equity structure, equity of a third party and other legal rights (except those occurring during the arm's length operations or daily operation, or having been disclosed to and approved by Chengdu Qilian Trading in writing);

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(7) it shall not cause Target Company to announce the distribution of or in practice release any distributable profit, dividend or share profit;

(8) it shall not amend the Articles of Association of Target Company;

(9) it shall ensure that Target Company shall not lend or borrow any money, or provide guarantee with Target Company Asset or engage in security activities in any other forms, or bear any substantial obligations other than on the arm's length basis.

6.3 Party A hereby individually undertakes that it must make all its efforts during the term of this Agreement to develop the business of Target Company, and ensure that the operations of Target Company are legal and in compliance with the regulations and that it shall not engage in any actions or omissions which might harm the Target Company Assets or its credit standing or affect the validity of the Business Permits of Target Company.

6.4 Without limiting the generality of Article 6.2 above, considering the fact that each Shareholder of Target Company sets aside all the equity interest held thereby in Target Company as security to secure the performance by Target Company of the obligations under the Exclusive Service Agreement, the performance of Party A of the obligations under the Proxy Agreement, the Shareholder undertakes to, within the term of this Agreement, make full and due performance of any and all of the obligations on the part thereof under the Proxy Agreement, and to procure the full and due performance of each Target Company of any and all of its obligations under the Exclusive Service Agreement and warrants that no adverse impact on exercising the rights under this Agreement by Chengdu Qilian Trading will be incurred due to the breach by the Shareholder of the Proxy Agreement or the breach of the Target Company of the Exclusive Service Agreement.

ARTICLE 7 - TAXATION

Each party shall pay the due tax fees in relation to execution and performance of this Agreement respectively.

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ARTICLE 8 - CONFIDENTIALITY

8.1 Notwithstanding the termination of this Agreement, the Shareholders shall be obligated to keep in strict confidence the commercial secret, proprietary information and customer information in relation to other parties and any unreleased information of which the performance result might be known to other parties (hereinafter collectively the "CONFIDENTIAL INFORMATION").

8.2 Each Party shall not disclose the confidential information or provide any other party other than the Parties in this Agreement with any confidential information, unless with prior written consent of the other Parties or in accordance with relevant laws, regulations or listing rules. Except for the purpose of performing its obligations under this Agreement, no Shareholders shall use or partly use such Confidential Information directly or indirectly, or they shall bear the default liability and indemnify the losses.

8.3 Upon termination of this Agreement, each party shall, upon demand by the Disclosing Party, return, destroy or otherwise dispose of all the documents, materials or software containing the Confidential Information and suspend using such Confidential Information.

8.4 Notwithstanding any other provisions herein, the validity of this Article shall not be affected by the suspension or termination of this Agreement.

ARTICLE 9 - TERM OF AGREEMENT

9.1 The Parties hereby confirms, on execution by the Parties, this Agreement shall take effect irrevocably as of the date of formal execution by the Parties.

9.2 Unless the Parties otherwise make agreement on termination in writing, this Agreement shall terminate when all the Transferred Equity or Transferred Asset of Target Company is legally transferred under the name of Chengdu Qilian Trading and/or other entity or individual designated by it in accordance with the provisions of this Agreement.

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ARTICLE 10 – NOTICE

10.1 Any notice, request, demand and other correspondences made as required by or in accordance with this Agreement shall be made in writing and delivered to the relevant Party.

10.2 The above-mentioned notice or other correspondences shall be deemed to have been delivered when it is transmitted if transmitted by facsimile or telex; it shall be deemed to have been delivered when it is delivered if delivered in person; it shall be deemed to have been delivered five (5) days after posting the same if posted by mail.

ARTICLE 11 - LIABILITY FOR BREACH OF CONTRACT

11.1 The Parties agree and confirm that, if any party (hereinafter the "DEFAULTING PARTY") breaches substantially any of the provisions herein or fails substantially to perform any of the obligations under this Agreement, such a breach or omission shall constitute a default under this Agreement, then non-defaulting Party shall have the right to require the Defaulting Party to rectify such Default or take remedial measures within a reasonable period. If the Defaulting Party fails to rectify such Default or take remedial measures within such reasonable period or within ten (10) days of non-defaulting Party's notifying the Defaulting Party in writing and requiring it to rectify the Default, then non-defaulting Party shall have the right at its own discretion to select any of the following remedial measures:

(1) to terminate this Agreement and require the Defaulting Party to indemnify it for all the damage; or

(2) mandatory performance of the obligations of the Defaulting Party hereunder and require the Defaulting Party to indemnify it for all the damage.

11.2 Without limiting the generality of Article 10.1, any breach of the Proxy Agreement, the Equity Pledge Agreement shall be deemed as having constituted the breach by such Shareholder of this Agreement; and any breach by Target Company of any provision in the Exclusive Service Agreement, if attributable to the failure of any Shareholder to perform the obligations thereof under Article 6 hereof, shall be deemed as having constituted the breach by such Shareholder of this Agreement.

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11.3 Notwithstanding any other provisions herein, the validity of this Article shall stand disregarding the suspension or termination of this Agreement.

ARTICLE 12 - GOVERNING LAW AND DISPUTE RESOLUTION

12.1 The formation, validity, execution, amendment, interpretation and termination of this Agreement shall be subject to PRC Law.

12.2 Any disputes arising hereunder and in connection herewith shall be settled through consultations among the Parties, and if the Parties cannot reach an agreement regarding such disputes within thirty (30) days of their occurrence, such disputes shall be submitted to China International Economic and Trade Arbitration Commission for arbitration in Beijing in accordance with the arbitration rules of such Commission, and the arbitration award shall be final and binding on all Parties.

12.3 Unless otherwise awarded by the arbitration court, the losing party shall bear all the arbitration or prepaid expenses (including but not limited to arbitration expense, arbitrator and lawyer’s fee, travelling expense, etc.).

ARTICLE 13 - FORCE MAJEURE

In the event of earthquake, typhoon, flood, fire, war, computer virus, loophole in the design of tooling software, internet system encountering hacker’s invasion, change of policies or laws, and other unforeseeable or unpreventable or unavoidable event of force majeure, which directly prevents a Party from performing this Agreement or performing the same on the agreed condition, the Party encountering such a force majeure event shall forthwith issue a notice by a facsimile and, within thirty (30) days, present the documents proving the details of such force majeure event and the reasons for which this Agreement is unable to be performed or is required to be postponed in its performance, and such proving documents shall be issued by the notaries office of the area where such force majeure event takes place. The Parties shall consult each other and decide whether this Agreement shall be waived in part or postponed in its performance with regard to the extent of impact of such force majeure event on the performance of this Agreement. No Party shall be liable to compensate for the economic losses brought to the other Parties by the force majeure event.

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ARTICLE 14 – TRANSFER

14.1 Party A shall not assign any of its rights and/or obligations hereunder to any third party without the prior written consent from Chengdu Qilian Trading. Chengdu Qilian Trading has the right to assign its rights and/or obligations hereunder to the third party designated by it after notifying the Shareholders.

14.2 As for transfer with the consent, this Agreement shall be binding on the legal successors of the Parties.

ARTICLE 15 - SEVERABILITY

Each provision contained herein shall be severable and independent from each of other provisions, and if at any time any one or more articles herein become invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions herein shall not be affected as a result thereof.

ARTICLE 16 - AMENDMENT AND SUPPLEMENT

16.1 Any amendment or supplement to this Agreement shall be made in writing and take effect as part of this Agreement when properly signed by the Parties, which shall have the same legal effect as this Agreement.

16.2 Notwithstanding the preceding sentence, considering that the rights and obligations of each of the Shareholders hereunder are independent and severable from each other, in case the amendment or supplement to this Agreement is intended to have impact upon one of the Shareholders, such amendment or supplement requires the approval of such Shareholder only and it is not required to obtain the approval from the other ones of the Shareholders (to the extent the amendment or supplement do not have impact upon such other Shareholders).

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ARTICLE 17 - TEXT

This Agreement shall be prepared in the Chinese language in three (3) original copies, with each involved Party holding one (1) copy hereof. Each original copy has the same legal effect.

ARTICLE 18 - MISCELLANEOUS

18.1 Any failure or delay by a Party in exercising any of its rights, powers and remedies hereunder or in accordance with laws (the "PARTY’S RIGHTS") shall not lead to a waiver of such rights, and the waiver of any single or partial exercise of the Party’s Rights shall not preclude such Party from exercising such rights in any other way and exercising the remaining part of the Party’s Rights.

18.2 The titles of the Articles contained herein shall be for reference only, and in no circumstances shall such titles be used in or affect the interpretation of the provisions hereof.

[THE REMAINDER IS THE SIGNATURE PAGE]

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APPENDIX I:

FORMAT OF THE OPTION EXERCISE NOTICE

To:

As our company and you/your company and other relevant parties signed an Call Option Agreement as of [Date] (hereinafter the "OPTION AGREEMENT"), and reached an agreement that you/your company shall transfer the equity you/your company hold in Gansu Qilianshan Pharmaceutical Co., Ltd. (hereinafter the "TARGET COMPANY") to our company or any third parties designated by our company on demand of our company to the extent as permitted by PRC Law and regulations.

Therefore, our company hereby gives this Notice to you/your as follows:

Our company hereby requires to exercise the Call Option under the Option Agreement and [our company]/[company/individual designated by our company] shall accept the [Number] shares of the target company you/your company hold. Registered (hereinafter the "PROPOSED ACCEPTED EQUITY"). You/Your company is required to forthwith transfer all the Proposed Accepted Equity to [our company]/[designated company/individual] upon receipt of this Notice in accordance with the agreed terms in the Option Agreement.

Best regards,

CHENGDU QILIAN TRADING CO.,LTD. (Chop)

Authorized Representative:

Date:

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